Exhibit 99-3


                 VECTREN CORPORATION                     3 Months               6 Months
                     HIGHLIGHTS                         Ended June 30          Ended June 30
                                                 --------------------------------------------
        (millions, except per share amounts)
                                                 --------------------------------------------
                     (Unaudited)                    2003       2002       2003        2002
---------------------------------------------------------------------------------------------
                                                          As Restated            As Restated
                                                          -----------             -----------
Reported Earnings:
     Utility Group                                $ 1.4     $  8.7      $ 48.7      $ 50.7

     Non-regulated Group
        Energy Marketing and Services               2.1        3.6        10.5         8.2

        Mining                                      0.4        0.9         0.6         1.4
        Synfuels related                            4.3        2.0         6.6         3.5
                                              ----------  ---------  ----------   ---------
            Total Coal Mining                       4.7        2.9         7.2         4.9
        Utility Infrastructure Services            (0.2)         -        (1.2)       (0.5)
        Broadband                                  (1.2)       0.1        (1.1)        0.2
        Other Businesses                           (2.0)      (2.2)       (3.5)       (4.0)
                                              ----------  ---------  ----------   ---------
        Total Non-regulated Group                   3.4        4.4        11.9         8.8

     Corporate and Other                           (0.7)      (0.6)       (0.8)       (1.4)
                                              ----------  ---------  ----------   ---------

     Vectren Consolidated                         $ 4.1     $ 12.5      $ 59.8      $ 58.1
                                              ==========  =========  ==========   =========